Exhibit 5.1

ATTORNEYS AT LAW 100 NORTH TAMPA STREET, SUITE 2700 TAMPA, FL 33602-5810 P.O. BOX 3391 TAMPA, FL 33601-3391 813.229.2300 TEL 813.221.4210 FAX WWW.FOLEY.COM

December 19, 2023

Telomir Pharmaceuticals, Inc.

900 West Platt Street, Suite 200

Tampa, Florida 33606

Ladies and Gentlemen:

We have acted as counsel to Telomir Pharmaceuticals, Inc., a Florida corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-1, as amended (Registration No. 333-275534) (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the proposed offer and sale (the “Offering”) of (i) up to 1,150,000 shares (the “Shares”) of the Company’s common stock, no par value (the “Common Stock”), which includes up to 150,000 shares issuable upon exercise of an over-allotment option granted by the Company, as described in the Registration Statement; (ii) 3,764,671 shares of Common Stock held by the selling shareholders (the “Selling Shareholders”) named in the Registration Statement (the “Selling Shareholder Shares”); (iii) 2,439,025 shares of Common Stock underlying warrants (the “Selling Shareholder Warrants”) held by Selling Shareholders (the “Selling Shareholder Warrant Shares”); and (iv) up to 57,500 representative’s warrants to purchase up to an aggregate of 57,500 shares of Common Stock (each a “Warrant” and each share of Common Stock underlying a Warrant, a “Warrant Share”) to be issued to Kingswood Investments, division of Kingswood Capital Partners LLC (the “Underwriter”) pursuant to the underwriting agreement to be entered into by and between the Company and the Underwriter (the “Underwriting Agreement”), as set forth in the Registration Statement and the Prospectus contained therein. The Shares, the Selling Shareholder Shares, the Selling Shareholder Warrant Shares, the Warrants, and the Warrant Shares are collectively referred to as the “Securities” herein.

In connection with our representation, we have examined: (i) the form of Warrant, (ii) the Registration Statement and the Prospectus, (iii) the Underwriting Agreement, (iv) the Second Amended and Restated Certificate of Incorporation of the Company (the “Charter”), (v) the Amended and Restated Bylaws of the Company, and (vi) resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof relating to the sale and issuance of the Securities certified as of the date hereof by an officer of the Company (the “Resolutions”). We have also considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of officers, directors and representatives of the Company, certificates of public officials, and such other documents as we have deemed appropriate as a basis for the opinions set forth below. In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates, and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. In addition, we have assumed that the Board of Directors of the Company or a committee thereof has taken action to set the sale price of the Shares and the exercise price of the Warrants. Further, we have assumed the exercise price of the Warrants will not be adjusted to an amount below the par value per share of the Common Stock.

With regard to our opinion regarding the Warrants, the Warrant Shares, and the Selling Shareholder Warrant Shares, we express no opinion to the extent that, notwithstanding its current reservation of Warrant Shares and Selling Shareholder Warrant Shares, future issuances of securities of the Company, including the Warrant Shares and Selling Shareholder Warrant Shares, or anti-dilution adjustments to outstanding securities of the Company, including the Warrants and Selling Shareholder Warrants, cause the Warrants or the Selling Shareholder Warrants to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued under the Charter.

Our opinions expressed herein are subject to the following qualifications and exceptions: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences, and equitable subordination; and (ii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). We express no opinion as to the enforceability of any indemnification provision, or as to the enforceability of any provision that may be deemed to constitute liquidated damages.

The opinions expressed herein are limited in all respects to the federal laws of the United States of America and the applicable provisions of the Florida Business Corporation Act and, with respect to the Warrants constituting valid, legally binding, and enforceable obligations of the Company, the laws of the State of New York, and no opinion is expressed with respect to the laws, statutes, rules or regulations of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. We express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

AUSTIN BOSTON CHICAGO DALLAS DENVER	DETROIT HOUSTON JACKSONVILLE LOS ANGELES MADISON	MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO	SACRAMENTO SALT LAKE CITY SAN DIEGO SAN FRANCISCO SILICON VALLEY	TALLAHASSEE TAMPA WASHINGTON, D.C. BRUSSELS TOKYO

December 19, 2023

Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) execution and delivery by the Company of the Underwriting Agreement, (ii) effectiveness of the Registration Statement, (iii) issuance of the Securities pursuant to the terms of the Underwriting Agreement, and (iv) receipt by the Company of the consideration for the Securities specified in the Resolutions:

1.	The issuance and sale of the Shares to be issued and sold by the Company in the Offering pursuant to the Underwriting Agreement have been duly authorized by the Company and, when such Shares are issued and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable;

2.	The Selling Shareholder Shares to be offered and sold by the Selling Shareholders have been and are validly issued, fully paid and non-assessable;

3.	The Selling Shareholder Warrant Shares issuable upon exercise of the Selling Shareholder Warrants have been duly authorized and, when issued and delivered against payment therefor upon exercise of the Selling Shareholder Warrants in accordance with the terms therein, will be validly issued, fully paid and nonassessable;

4.	The Warrants have been duly authorized and, upon delivery of the consideration as provided in the Underwriting Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law), including, without limitation, principles regarding good faith and fair dealing (including the possible unavailability of specific performance or injunctive relief, concepts of materiality and reasonableness, and the discretion of the court before which a proceeding is brought); and

5.	The Warrant Shares issuable upon exercise of the Warrants have been duly authorized and, when issued and delivered against payment therefor upon exercise of the Warrants in accordance with the terms therein, will be validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer, sale, and issuance of the Securities while the Registration Statement is in effect.

This opinion is issued as of the date hereof, and we assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated. This opinion may not be used for any other purpose without our prior written consent, which we may grant or withhold in our sole discretion.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours, /s/ Foley & Lardner LLP Foley & Lardner LLP